UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------


                                    FORM 8-K

                                 CURRENT REPORT
                                 AMENDMENT NO. 1

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                 ---------------


       Date of Report (Date of earliest event reported): NOVEMBER 2, 2000



                          BRIGHAM EXPLORATION COMPANY
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


          DELAWARE                   000-22433                75-2692967
(STATE OR OTHER JURISDICTION        (COMMISSION              (IRS EMPLOYER
      OF INCORPORATION)             FILE NUMBER)           IDENTIFICATION NO.)

                            6300 BRIDGEPOINT PARKWAY
                             BUILDING TWO, SUITE 500
                               AUSTIN, TEXAS 78730
          (ADDRESS, INCLUDING ZIP CODE, OF PRINCIPAL EXECUTIVE OFFICES)

       Registrant's telephone number, including area code: (512) 427-3300

         Items 5 and 7 are hereby amended by deleting such items in their entirety and substituting therefor the following:

Item 5.  OTHER EVENTS.

         On November 2, 2000, Brigham Exploration Company ("Brigham") announced that it entered into a series of financing agreements that provide funding
(i) to repurchase all subordinated debt and equity securities in Brigham held by affiliates of Enron North America (the "Enron Affiliates") at a substantial discount, and (ii) to continue and expand Brigham's planned drilling program into 2001.

         A copy of Brigham's press release regarding the financing transactions contemplated thereby is attached hereto as Exhibit 99.1. The following summaries of the financing transactions are qualified in their entirety by reference to the related financing agreements, copies of which are attached hereto as Exhibits 4.1, and 10.1 through 10.13, and are incorporated in these summaries by reference.

         FINANCING AND REPURCHASE TRANSACTIONS. Brigham has raised an aggregate of $40 million in these financing transactions through the issuance of (i) $20 million in new subordinated notes and warrants to purchase Brigham common stock to Shell Capital Inc., and (ii) $20 million in new mandatorily redeemable preferred stock and warrants to purchase Brigham common stock to affiliates of Donaldson, Lufkin & Jenrette. With a portion of the proceeds from these two financing transactions, Brigham has purchased all of the Enron Affiliates' interests in Brigham, which included (i) $51.2 million of outstanding senior subordinated notes due 2003 (which bore interest at annual rates of 12% to 14%) and associated accrued interest obligations, (ii) warrants to purchase one million shares of common stock at $2.43 per share, and (iii) 1,052,632 shares of common stock (collectively, the "Enron Securities"), for total cash consideration of $20 million. The remaining approximate $17.5 million in net capital availability raised from these financing transactions after the repurchase of the Enron Securities and the payment of estimated fees and expenses will be used by Brigham to fund its planned drilling program into 2001.

         NEW SUBORDINATED NOTES. The $20 million of new subordinated notes issued to Shell Capital (the "SCI Notes") will bear interest at 10.75% per annum and will have no principal repayment obligations until maturity in 2005. At Brigham's option, up to 50% of the interest payments on the SCI Notes during the first two years can be satisfied by payment-in-kind ("PIK") through the issuance of additional SCI Notes in lieu of cash. The SCI Notes will be secured obligations ranking junior to Brigham's existing $75 million senior credit facility. The SCI Notes have a five-year maturity, are redeemable at Brigham's option for face value at anytime, and have certain financial and other covenants. The 1,250,000 warrants to purchase Brigham common stock issued to Shell Capital (the "SCI Warrants") have a term of seven years, an exercise price of $3.00 per share and a cashless exercise feature.

         NEW PREFERRED STOCK. The $20 million of new mandatorily redeemable preferred stock issued to the DLJ Affiliates (the "Preferred Stock") will bear dividends at a rate of 6% per annum if paid in cash and 8% per annum if


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

paid-in-kind through the issuance of additional Preferred Stock in lieu of cash. At Brigham's option, up to 100% of the dividend payments on the Preferred Stock during the first five years can be satisfied through the issuance of PIK dividends. The Preferred Stock has a ten-year maturity and is redeemable at Brigham's option at 100% or 101% of par value (depending upon certain conditions) at anytime prior to maturity. The 6,666,667 warrants to purchase Brigham common stock issued to the DLJ Affiliates (the "DLJ Warrants") have a term of ten years, an exercise price of $3.00 per share and must be exercised, if Brigham so requires, in the event that Brigham common stock trades at or above $5.00 per share for 60 consecutive trading days. If Brigham requires exercise of the DLJ Warrants, proceeds from the exercise of the DLJ Warrants will be used to fund the redemption of a similar value of then outstanding Preferred Stock.

         Brigham has agreed with the DLJ Affiliates to convene a special meeting of shareholders as promptly as practicable to approve the DLJ Warrants and any future adjustments to the exercise price of the DLJ Warrants pursuant to the terms thereof. The following Brigham shareholders, owing an aggregate of 8,693,407 shares of Brigham Common Stock, have agreed, pursuant to a Voting Agreement dated October 31, 2000, to vote for such approval: Ben M. and Anne L. Brigham, Harold D. Carter, General Atlantic Partners III, L.P., GAP-Brigham Partners, L.P., GAP Coinvestment Partners II, L.P., and Aspect Resources, LLC.

         Pursuant to the terms of the securities purchase agreement related to the Preferred Stock, the holders of the Preferred Stock have the right to designate one member to Brigham's board of directors. As a result, Steven A. Webster has joined the board of directors of Brigham contemporaneously with the issuance of the Preferred Stock, increasing the number of Brigham directors from six to seven members. Mr. Webster is a Managing Director of Global Energy Partners, Ltd., a merchant banking affiliate of Donaldson, Lufkin & Jenrette that makes investments in energy companies. In addition, Mr. Webster also serves on the boards of directors for a number of energy companies, including serving as Chairman of Carrizo Oil & Gas, Inc., an oil and gas exploration and production company operating principally in the Gulf Coast region of the United States, and as Vice Chairman of the Board of R&B Falcon Corporation, an international oil and gas drilling company that was created by the merger of Falcon Drilling Company and Reading & Bates. Mr. Webster is the founder and an original shareholder of Falcon Drilling Company.

         As a result of these collective financing and repurchase transactions, the number of shares of Brigham common stock outstanding has decreased from approximately 17.0 million shares to 16.0 million shares, while its number of fully-diluted shares outstanding (including all stock options and warrants to purchase common stock) has increased from approximately 26.7 million shares to
32.5 million shares. Brigham's stock price had traded at or below $3.00 per share for over 120 consecutive trading days prior to negotiation of the financing agreements with Shell Capital and the DLJ Affiliates.

         DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS. Brigham or its representatives may make forward looking statements, oral or written, including statements in this report, press releases and filings with the SEC, regarding estimated future net revenues from oil and natural gas reserves and the present value thereof, planned capital expenditures (including the amount and nature thereof), increases in oil and gas production, the number of wells Brigham anticipates drilling in its planned capital expenditure programs and Brigham's financial position, business strategy and other plans and objectives for future operations. Although Brigham believes that the expectations reflected in these forward looking statements are reasonable, there can be no assurance that the actual results or developments anticipated by Brigham will be realized or, even if substantially realized, that they will have the expected effects on its business or operations. Among the factors that could cause actual results to differ materially from Brigham's expectations are general economic conditions, inherent uncertainties in interpreting engineering data, operating hazards, delays or cancellations of drilling operations for a variety of reasons, competition, fluctuations in oil and gas prices, the ability of Brigham to successfully integrate the business and operations of acquired companies, government regulations and other factors set forth among the risk factors in its filings with the SEC. All subsequent oral and written forward looking statements attributable to Brigham or persons acting on its behalf are expressly qualified in their entirety by these factors. Brigham assumes no obligation to update any of these statements.


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

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits

    Item                                       Exhibit
  --------- -------------------------------------------------------------------
   4.1* Certificate of Designations of Series A Preferred Stock (Par Value $.01 Per Share) of Brigham Exploration Company filed October 31, 2000.

   10.1* Securities and Note Acquisition Agreement dated as of October 31, 2000 by and among Brigham Oil & Gas, L.P., Brigham, Inc., Brigham Exploration Company, Brigham Holdings I, LLC, Brigham Holdings II, LLC, ECT Merchant Investment Corp., and Joint Energy Development Investments II Limited Partnership.

   10.2* Subordinated Credit Agreement dated as of October 31, 2000 among Brigham Oil & Gas, L.P., as Borrower, Shell Capital Inc., as Agent, and the Lenders signatory hereto.

   10.3* Subordinated Guaranty Agreement dated as of October 31, 2000 by Brigham Exploration Company in favor of Shell Capital Inc., as Agent, and each of the Lenders party to the Credit Agreement.

   10.4* Ancillary Agreement dated as of October 31, 2000 by and among Brigham Oil & Gas, L.P. and Shell Capital Inc.

   10.5* Intercreditor and Subordination Agreement dated as of October 31, 2000 by and among Bank of Montreal, as Senior Agent and a Senior Lender, Societe Generale, Southwest Agency, as a Senior Lender, Shell Capital Inc., as a Senior Lender, Shell Capital Inc., both as a Subordinated Agent and a Subordinated Lender, Brigham Exploration Company, Brigham Oil & Gas, L.P., Brigham, Inc., Brigham Holdings I, LLC, and Brigham Holdings II, LLC.

   10.6* Warrant Agreement dated as of October 31, 2000 by and between Brigham Exploration Company and Shell Capital Inc.

   10.7* First Amendment to Amended and Restated Credit Agreement dated as of October 31, 2000 by and among Brigham Oil & Gas, L.P., Bank of Montreal, Societe Generale, Southwest Agency, and Shell Capital Inc.


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

    Item                                       Exhibit
  --------- -------------------------------------------------------------------
   10.8* First Amendment to Amended and Restated Guaranty Agreement dated as of October 31, 2000 between Brigham Exploration Company and Bank of Montreal.

   10.9* Securities Purchase Agreement dated as of November 1, 2000 between Brigham Exploration Company, DLJ MB Funding III, Inc., and DLJ ESC II, LP.

   10.10* Registration Rights Agreement dated November 1, 2000 by and between Brigham Exploration Company, DLJ MB Funding III, Inc., and DLJ ESC II, LP.

   10.11* Warrant Certificate dated as of November 1, 2000 by and between Brigham Exploration Company and DLJ MB Funding III, Inc.

   10.12* Warrant Certificate dated as of November 1, 2000 by and between Brigham Exploration Company and DLJ ESC II, LP.

   10.13* Stockholders Voting Agreement dated as of October 31, 2000 by and among Brigham Exploration Company, DLJ ESC II, L.P., DLJ MB Funding III, Inc., and certain shareholders of Brigham Exploration Company.

   99.1**   Press Release dated November 2, 2000.



-------
*  filed herewith.
**  previously filed.


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

                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          BRIGHAM EXPLORATION COMPANY



Date:    November 8, 2000                 By:  /s/ CURTIS F. HARRELL
                                               -------------------------
                                               Curtis F. Harrell
                                               Chief Financial Officer


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

                                INDEX TO EXHIBITS

    Item                                       Exhibit
  --------- -------------------------------------------------------------------
   4.1 Certificate of Designations of Series A Preferred Stock (Par Value $.01 Per Share) of Brigham Exploration Company filed October 31, 2000.

   10.1 Securities and Note Acquisition Agreement dated as of October 31, 2000 by and among Brigham Oil & Gas, L.P., Brigham, Inc., Brigham Exploration Company, Brigham Holdings I, LLC, Brigham Holdings II, LLC, ECT Merchant Investment Corp., and Joint Energy Development Investments II Limited Partnership.

   10.2 Subordinated Credit Agreement dated as of October 31, 2000 among Brigham Oil & Gas, L.P., as Borrower, Shell Capital Inc., as Agent, and the Lenders signatory hereto.

   10.3 Subordinated Guaranty Agreement dated as of October 31, 2000 by Brigham Exploration Company in favor of Shell Capital Inc., as Agent, and each of the Lenders party to the Credit Agreement.

   10.4 Ancillary Agreement dated as of October 31, 2000 by and among Brigham Oil & Gas, L.P. and Shell Capital Inc.

   10.5 Intercreditor and Subordination Agreement dated as of October 31, 2000 by and among Bank of Montreal, as Senior Agent and a Senior Lender, Societe Generale, Southwest Agency, as a Senior Lender, Shell Capital Inc., as a Senior Lender, Shell Capital Inc., both as a Subordinated Agent and a Subordinated Lender, Brigham Exploration Company, Brigham Oil & Gas, L.P., Brigham, Inc., Brigham Holdings I, LLC, and Brigham Holdings II, LLC.

   10.6 Warrant Agreement dated as of October 31, 2000 by and between Brigham Exploration Company and Shell Capital Inc.

   10.7 First Amendment to Amended and Restated Credit Agreement dated as of October 31, 2000 by and among Brigham Oil & Gas, L.P., Bank of Montreal, Societe Generale, Southwest Agency, and Shell Capital Inc.

    Item                                       Exhibit
  --------- -------------------------------------------------------------------
   10.8 First Amendment to Amended and Restated Guaranty Agreement dated as of October 31, 2000 between Brigham Exploration Company and Bank of Montreal.

   10.9 Securities Purchase Agreement dated as of November 1, 2000 between Brigham Exploration Company, DLJ MB Funding III, Inc., and DLJ ESC II, LP.

   10.10 Registration Rights Agreement dated November 1, 2000 by and between Brigham Exploration Company, DLJ MB Funding III, Inc., and DLJ ESC II, LP.

   10.11 Warrant Certificate dated as of November 1, 2000 by and between Brigham Exploration Company and DLJ MB Funding III, Inc.

   10.12 Warrant Certificate dated as of November 1, 2000 by and between Brigham Exploration Company and DLJ ESC II, LP.

   10.13 Stockholders Voting Agreement dated as of October 31, 2000 by and among Brigham Exploration Company, DLJ ESC II, L.P., DLJ MB Funding III, Inc., and certain shareholders of Brigham Exploration Company.

   99.1     Press Release dated November 2, 2000.